United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2025

ISRAEL ACQUISITIONS CORP

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41593	87-3587394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 508-1531

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one redeemable warrant	ISRLU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ISRL	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	ISRLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

2025 Extension Note

On January 17, 2025, Israel Acquisitions Corp, a Cayman Islands exempted company (the “Company”) issued an unsecured promissory note to Israel Acquisitions Sponsor LLC (the “Sponsor”) in the amount of $335,131.44 to pay for up to twelve additional one-month extension payments (the “2025 Extension Note”). On January 17, 2025, the Company drew $27,927.62 against the 2025 Extension Note to pay for an additional one-month extension. The 2025 Extension Note bears no interest and is repayable in full (subject to amendment or waiver) upon the earlier of (i) the date of the consummation of the Company’s initial business combination, or (ii) the date of the Company’s liquidation.

The foregoing description of the 2025 Extension Note is a summary only and is qualified in its entirety by reference to the full text of the 2025 Extension Note, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note dated January 17, 2025, by and between the Company and the Sponsor
104	Cover Page Interactive Data File (embedded within the Inline document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAEL ACQUISITIONS CORP

By:	/s/ Ziv Elul
Name: Ziv Elul
Title: Chief Executive Officer and Director

Dated: January 22, 2025